Exhibit 10.47

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT (this “Amendment”) TO PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF U.S.$120,000,000 (the “Note”) is made and entered into as of September 30, 2005 (the “Amendment Date”), by and between Advanced Micro Devices, Inc., a Delaware corporation (together with its successors and permitted assigns, “Payee”) and Spansion LLC, a Delaware limited liability company (“Maker”). Payee and Maker are hereinafter also referred to, collectively, as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, on June 30, 2003, Maker issued the Note to Payee;

WHEREAS, in accordance with Section 12 of the Note, the Parties hereby desire to amend to the Note;

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth in the Note and intending to be legally bound hereby, the Parties hereby agree as follows:

A. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Note.

B. Section 3 of the Note is amended by restating Section 3 in its entirety as set forth as follows:

3. Schedule of Repayment. Maker shall repay the principal amount of the Loan in two installments, with 75% of the principal amount due and payable on March 31, 2006, and 25% of the principal amount due and payable on June 30, 2006, provided, however, that if the Maker successfully consummates its initial public offering and concurrent notes offering, as each is described in the Registration Statement on Form S-1 (File No. 333-124041) currently pending before the Securities and Exchange Commission (the “IPO”), then all outstanding principal amounts and accrued and unpaid interest on the Loan will become due and payable immediately upon the consummation of the IPO.

C. Miscellaneous.

1. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Note.

2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other Party.

3. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA, AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITH IN THE

STATE OF DELAWARE (WITHOUT REFERENCE TO ANY CHOICE OR CONFLICTS OF LAWS RULES OR PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

4. From and after the Amendment Date, all references in the Note shall be deemed to be references to the Note as modified hereby.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Robert J. Rivet
Name:	Robert J. Rivet
Title:	Executive Vice President and Chief Financial Officer

SPANSION LLC

By:	/s/ Steven J. Geiser
Name:	Steven J. Geiser
Title:	Vice President and Chief Financial Officer

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